SCHEDULE 14A
                                   (Rule 14a-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934

     Filed by the registrant  |X|

     Filed by a party other than the registrant |_|

     Check the appropriate box:

     |X| Preliminary proxy statement      |_|   Confidential, for Use of the
                                                Commission Only

     |_| Definitive proxy statement          (as permitted by Rule 14a-6(e)(2))

     |_| Definitive additional materials

     |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              DRIVERSSHIELD.COM CORP.

                  (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) filing proxy statement, if other than the Registrant)

      Payment of filing fee (Check the appropriate box):

     |X| No Fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5)    Total fee paid:

     |_| Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed: December 31, 2001

                             DRIVERSSHIELD.COM CORP.
                              51 East Bethpage Road
                            Plainview, New York 11803


                                    January __, 2002

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of driversshield.com Corp. to be held at 10:00 a.m. New York time on February 15, 2002, at __________________________________.

      At the annual meeting, our shareholders will be voting on proposals to do the following:

      o to approve our sale of all outstanding shares of capital stock of our wholly owned subsidiary driversshield.com FS Corp. and issuance, as part of that transaction, of shares of our Series A preferred stock;

      o to approve our amending our certificate of incorporation to change our name to "DriverShield Corp.";

      o to approve our amending our certificate of incorporation to reduce the shareholder vote required to approve certain transactions;

      o     to elect John M. McIntyre as member of our board of directors;

      o to ratify our board of directors' selection of Nussbaum Yates & Wolpow, P.C. to audit our financial statements for the fiscal year ending December 31, 2001; and

      o to transact such other business as may properly come before the annual meeting and any one or more adjournments thereof.

      These proposals are more fully described in the enclosed proxy statement. Our board of directors unanimously recommends that you vote in favor of each of them.

      To ensure that you are represented at the annual meeting, whether or not you plan to attend, please read carefully the enclosed proxy statement, which describes the matters to be voted upon, and complete, sign, date the enclosed proxy card and return it as soon as possible in the accompanying postage-prepaid return envelope. If you receive more than one proxy card because your shares are registered in different names or with addresses, please return each of them to ensure that all your shares are voted. If you hold your shares in street name and decide to attend the annual meeting and vote your shares in person, please notify your broker to obtain a ballot so that you may vote your shares. If you are a holder of record of driversshield.com shares and submit the enclosed proxy card and then vote by ballot, your proxy vote will be revoked automatically and only your vote by ballot will be counted. Your prompt return of your proxy card will assist us in preparing for the annual meeting.

                                          By Order of the Board of Directors,


                                          Barry Siegel
                                          Chief Executive Officer

Plainview, New York

                     QUESTIONS AND ANSWERS ABOUT OUR SALE OF FS


      A number of proposals will be voted on at the annual meeting, and they are described in detail in this proxy statement. We would, however, like to provide below a brief overview of the proposal relating to our sale of all outstanding shares of capital stock of driverssheld.com FS Corp.

      Q:    What am I being asked to vote on in that proposal?

      A: You are being asked to approve our sale of all outstanding shares of capital stock of our wholly owned subsidiary driversshield.com FS Corp. We are not required by law to seek shareholder approval of this sale, since it is our position that our sale of FS clearly does not constitute sale of substantially all our assets. Nevertheless, at our request it was made a condition to the closing that our shareholders have approved the transaction.

      Q:    Why do you want to sell FS?

      A: The collision-claims-management business, in which FS has been engaged since 1983, is a mature industry, with consolidation resulting in FS having fewer, and larger, competitors. Additionally, we have found that the FS business does not offer us the same opportunities for growth as our other, higher-growth businesses. We believe that our sale of FS will afford us a unique opportunity to devote additional resources to our other businesses, while a strategic alliance with the purchaser of the sort envisaged in the purchase agreement would help us expand the CRM business to meet existing and future customer demands.

      Q:    What is the purchase price?

      A: The purchase price for the shares of FS is $6,300,000, of which $175,000 would be held in escrow for a year from closing. In addition, at the closing the purchaser would purchase 1,000 shares of our Series A preferred stock for a subscription price of $1,000,000. Those share would be entitled to antidilution and other protective rights, as described in the proposed form of our restated and amended certificate of incorporation attached as Exhibit A to this proxy statement.

      Q:    What are the risks to the sale of FS?

      A: Our businesses other than FS currently generate only limited revenues. Consequently, for us to become profitable after we sell FS we would need to expand our other businesses or succeed in acquiring or developing additional new businesses. Our current cash resources plus the proceeds of our sale of FS would provide us with limited resources for accomplishing these goals. In addition, if we are unable to enter into a strategic alliance of the sort envisaged in the purchase agreement, our ability to expand our other businesses could be adversely affected.

      Q:    Has driversshield.com's board of directors approved the sale of
FS?

      A:    Our board of directors has unanimously approved the sale of our shares of capital stock of FS.

      Q:    When do you expect the sale to be completed?

      A:    We plan to complete the transaction as soon as possible after the annual meeting, assuming we obtain the required shareholder approval.
Closing of the transaction is subject to a number of closing conditions.

      Q:    When and where will the annual meeting of shareholders take place?

      A:    The annual meeting is being held at 10:00 a.m. New York time on
February 15, 2002, at _______________.

      Q:    What do I need to do now?

      A: Just complete, sign, date the enclosed proxy card and return it as soon as possible in the accompanying postage-prepaid return envelope so as to ensure that your shares are represented at the annual meeting. See the proxy statement for information regarding matters such as your ability to revoke a proxy.

      Q:    If I am not in favor of the sale of FS, what are my rights?

      A: It is our position that our sale of FS does not constitute sale of substantially all our assets. Consequently, you do not have the right under New York law to demand payment of the fair value of your shares. Your only recourse is to vote against the transaction or to abstain (which would have the same effect as a vote against the transaction).

                             DRIVERSSHIELD.COM CORP.
                              51 East Bethpage Road
                            Plainview, New York 11803


                                 PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FEBRUARY 15, 2002


General Information for Shareholders

      We are soliciting proxies on behalf of the board of directors of driversshield.com Corp., a New York corporation, for use at the annual meeting of shareholders to be held at 10:00 a.m. New York time on February 15, 2002, at _______________________________________, and at any adjournment.

Record Date and Voting

      The proposals to be voted on at the annual meeting are described in detail in this proxy statement. Shareholders of record at the close of business on January 9, 2002, are entitled to notice of, and to vote at, the annual meeting. At the close of business on that date, there were outstanding and entitled to vote ___________ shares of our common stock. Each holder of common stock is entitled to one vote for each share of common stock held by that shareholder on the record date.

      If a choice as to the matters coming before the annual meeting has been specified by a shareholder on a returned proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted in favor of the proposals described in the notice of annual meeting sent to shareholders and in this proxy statement.

      Abstentions and broker non-votes (that is, shares voted by means of a proxy card submitted by a broker or nominee that specifically indicates the lack of discretionary authority to vote on the proposals) are counted for purposes of determining the presence or absence of a quorum at the annual meeting. For purposes of determining whether a majority of votes present at the annual meeting have approved a given proposal, abstentions will have the same effect as negative votes, whereas broker non-votes will not be counted.

      To ensure that your shares are voted at the annual meeting, please complete, date, and sign the enclosed proxy card and return it as soon as possible in the accompanying postage-prepaid return envelope.

Revocability of Proxies

      Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised. A shareholder may revoke a proxy either by filing with our corporate secretary at our principal executive offices at 51 East Bethpage Road, Plainview, New York 11803, a duly executed proxy card bearing a later date or by attending the annual meeting and voting that shareholder's shares in person. Persons who hold shares of our common stock in street name may revoke their proxy by contacting their broker to obtain a legal ballot and filing that ballot bearing a later date with our corporate secretary at our principal executive offices or by attending the annual meeting and voting that ballot in person.

Solicitation

      We will pay all expenses related to soliciting proxies in connection with the annual meeting, including the cost of preparing, assembling, printing, and mailing all materials being sent to our shareholders. We will furnish copies of those materials to any brokerage house, fiduciary, or custodian holding in its name shares that are beneficially owned by others so that they may forward those materials to the beneficial owners. To ensure that a quorum is present in person or by proxy at the annual meeting, it may be necessary for certain of our officers, directors, employees, or other agents to solicit proxies by telephone, facsimile, or other means. Currently we do not intend to solicit proxies other than by mail.

Shareholder Proposals

      If you wish to present a shareholder proposal at the next meeting of shareholders that we hold after the meeting to be held on February 15, 2002, you must send us that proposal by _________, 2002 [120 calendar days before the first anniversary of the date of this proxy statement]. If, however, the date of the next annual meeting is changed by more than 30 days from February 15, 2003, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

Additional Materials

      We are mailing with this proxy statement a copy of our annual report on Form 10-KSB for the year ended December 31, 2000, and our quarterly report on Form 10-QSB for the period ended September 30, 2001. These documents are not incorporated into this proxy statement and are not considered proxy-soliciting materials.

Other Matters

      Other than the proposals described in this proxy statement, we know of no matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote as our board of directors recommends the shares they represent by signing and returning the enclosed proxy card, you are granting the named persons discretionary authority with respect to such other matters.


               PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING


                                   Proposal 1

                       SALE OF DRIVERSSHIELD.COM FS CORP.,
           INCLUDING ISSUANCE OF SHARES OF SERIES A PREFERRED STOCK

The Transaction

      On October 29, 2001, driversshield.com and its wholly-owned subsidiary, driversshield.com FS Corp. ("FS"), entered into a stock purchase agreement with PHH Vehicle Management Services, LLC ("PHH"), a subsidiary of Cendant Corporation, in which driversshield.com agreed to sell to PHH all of the outstanding shares of FS (that agreement, the "Purchase Agreement"). FS manages collision claims for self-insured corporate and municipal vehicle fleets. Its assets and liabilities consist primarily of its customer list and its contract rights and obligations, as well as accounts receivable and accounts payable and other accrued liabilities. PHH, doing business as PHH Arval, provides integrated leasing, management, and card payment solutions to corporate, government, and service-related fleets.

      The purchase price for the shares of FS is $6,300,000, of which $175,000 will be held in escrow for a year from the closing date and will be used to pay any substantiated PHH claims for indemnification. We anticipate that, upon closing, we will recognize a significant gain on the sale of FS, reflecting the difference between the sale price and the value on our books of the assets being sold. We expect that $4.7 million of the gain that would be recognized upon our sale of FS would be offset by net-operating-loss carryovers and that the balance of the purchase price, $1.6 million, would be recognized as a gain and taxed at normal corporate rates.

      In addition, at the closing of the FS sale, PHH will purchase 1,000 shares of our Series A convertible preferred stock for a subscription price of $1,000,000; the conversion price will be $2.00, subject to antidilution adjustment, and shares of Series A preferred stock will not be entitled to a special dividend. driversshield.com and PHH agreed in the Purchase Agreement to use commercially reasonable efforts to enter into a strategic alliance.

      Our shareholders do not have the right under New York law to demand payment of the fair value of their shares, as in our view our sale of FS clearly does not constitute sale of substantially all our assets.



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

      The Purchase Agreement and ancillary documents are attached as exhibits to our quarterly report on Form 10-QSB filed with the SEC on November 14, 2001. While the terms of our sale of FS and our issuance of shares of Series A preferred stock to PHH are described in greater detail below, for a more complete understanding of these transactions you should refer to the complete documents.

      Sale of FS would leave us with two businesses. In mid 2001, our subsidiary driversshield.com CRM Corp. ("CRM") launched its web site providing auto insurance companies with Internet-based collision-repair and claims-management services designed to speed the repair process, reduce costs, and boost customer satisfaction. Our other business, Automotive Discounts and Services ("ADS"), provides auto-club programs to member of affinity groups, primarily through financial institutions and insurance companies.

      FS has in the past accounted for the bulk of our revenues. In the year ended December 31, 2000, our total revenues were approximately $14.5 million; FS accounted for approximately $12.7 million and our ADS business accounted for the balance, $1.8 million. In the fiscal year ended December 31, 2001, our total revenues were approximately $15.8 million; FS accounted for approximately $14.1 million and our ADS business accounted for the balance, $1.7 million. We anticipate that in fiscal year 2002, revenues of our CRM business will equal or exceed revenues lost by our sale of FS and revenues from our ADS business will show a moderate increase over 2001 revenues.

Our Consideration of Alternative Transactions

      In the past few years, several competitors of FS have expressed to us an interest in acquiring FS. However, we considered that each of these overtures was either not serious or did not offer sufficient value to our shareholders. These discussions did, however, enable us to recognize a trend towards consolidation in the fleet management industry.

      In the spring of 2001, we entered into a letter of intent with a company in the telematics industry providing for merger of this company into a wholly owned subsidiary of driversshield.com. (Telematics refers to any kind of vehicle service that relies on a wireless communication link and is intended to promote safety, productivity, mobility, and convenience.) This controlling shareholder of this company had strong ties to senior executives within both the insurance and automotive industries and also would have given us access to capital markets; in particular, it would have assisted us in obtaining $5 million of equity capital concurrently with the merger. After conducting extensive due diligence, we were uncertain how the market would receive an aftermarket telematics offering and so we concluded that it would be imprudent for us to proceed with this transaction.

      Also in the spring of 2001, PHH approached us to discuss various strategic alliances between the two companies. In the course of these discussions, the notion of our selling FS to PHH was raised. Thereafter, PHH conducted due diligence and the parties negotiated the terms of our sale of FS to PHH.

Reasons for the Transaction

      The collision-claims-management business, in which FS has been engaged since 1983, is a mature industry, with consolidation resulting in FS having fewer, and larger, competitors. Additionally, we have found that the FS business does not offer us the same opportunities for growth as our two other businesses, the CRM and ADS businesses. We believe that our sale of FS will afford us a unique opportunity to devote additional resources to those higher growth areas, particularly our CRM unit, while a strategic alliance with PHH would help us expand the CRM business to meet existing and future customer demands.

      Subsequent to our negotiations with PHH, CRM signed contracts with three major insurance companies. We anticipate that these contracts will begin to generate significant revenues in the first quarter of 2002.

Risks Inherent in the Transaction

      Our CRM and ADS businesses currently generate only limited revenues. Consequently, for us to become profitable after we sell FS we would need to expand our CRM and ADS businesses or succeed in acquiring or



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

developing additional new businesses. Our current cash resources plus the proceeds of our sale of FS would provide us with limited resources for accomplishing these goals. If we are not able to accomplish these goals before our cash resources are depleted, we would need to obtain additional financing in order to continue in business, and we cannot guarantee that we would be able to obtain any additional financing on acceptable terms.

      In addition, we cannot guarantee that we will succeed in entering into a strategic alliance of the sort envisaged in the Purchase Agreement. This could adversely affect our ability to expand our CRM and ADS businesses.

Purchase Agreement

      In addition to specifying the consideration for the outstanding shares of FS capital stock, in the Purchase Agreement the parties make representations that are standard for transactions of this kind.

      The Purchase Agreement also contains standard provisions governing our conduct and that of FS during the period prior to closing.

      For the year following the closing, PHH is required to cause FS to provide its employees with salaries and benefits substantially comparable in the aggregate to the salaries and benefits provided by FS on the date of the Purchase Agreement.

      In the Purchase Agreement, we agreed that for the five years following the closing driversshield.com and its affiliates would not, and for the three years following the closing Barry Siegel, our chairman and chief executive officer, would not, directly or indirectly own or operate or become an employee of any company engaged in the business of providing vehicle repair or accident management services directly to corporate or government vehicle fleets. This does not, however, prevent us from providing collision repair management services directly to the insurance industry, an activity that CRM is currently engaged in. In addition, we are subject to certain restrictions regarding our soliciting for employment, or employing, employees of PHH or FS.

      We are also restricted from seeking to engage in an alternative takeover transaction, except when necessary to permit our board to comply with its fiduciary obligations. If we receive a takeover proposal that our board considers to be superior to our transaction with PHH, we are required to negotiate with PHH to revise the terms of the Purchase Agreement.

      driversshield.com and FS are together party to certain contracts with numerous automobile collision repair shops. Certain of those contracts are listed in an exhibit to the Purchase Agreement and are referred to collectively as the "Active Group." Prior to the closing, we are required to either (1) obtain from automobile collision repair shops party to at least 70% of the Active Group contracts an acknowledgement that driversshield.com and each of its subsidiaries, FS and CRM, will be solely (and not jointly, severally, or jointly and severally) responsible for their own purchases of goods and services from the automobile collision repair shops, or (2) terminate the contracts with those automobile collision repair shops and cause them to enter into new contracts with PHH and FS on the same or better terms. We have satisfied this condition by obtaining acknowledgements from a sufficient number of automobile collision repair shops.

      Closing of the transaction is subject to a range of standard closing conditions. In addition, it is a condition to PHH's obligation to consummate the transaction that FS have made at least $465,000 in gross profits for the three-month period ending December 31, 2001, and that FS clients representing at least 85% of FS revenues for the nine-month period ended September 30, 2001, have continued, as of the closing date, to actively assign accident claims to FS and have not expressed their intention to cease doing so. If FS fails to make at least $465,000 in gross profits for the three-month period ending December 31, 2001, it will instead be a condition to closing that FS have made at least $465,000 in gross profits for the three-month period ending January 31, 2002. It is also a condition to PHH's obligation to consummate the transaction that our stockholders approve the transaction.

      driversshield.com and PHH have indemnification obligations under the Purchase Agreement. We have agreed to indemnify PHH and its affiliates and certain other indemnitees for claims arising out of any inaccuracy in



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

our representations in the Purchase Agreement or any breach of our obligations under the Purchase Agreement. Similarly, PHH has agreed to indemnify us and our affiliates and certain other indemnitees for claims arising out of any inaccuracy of any of their representations or any breach of their obligations. With certain exceptions, these indemnification obligations apply only with respect to notices of claim that are submitted no later than three years from the closing date.

      The Purchase Agreement can be terminated by either driversshield.com or PHH on the grounds of one or more inaccurate representations or breach of one or more obligations that is not timely cured. Either of them can also terminate if the closing has not taken place by February 20, 2002, unless failure of the closing to take place is that party's responsibility. Furthermore, if the closing is delayed beyond February 20, 2002, due to FS's failure to make at least $465,000 in gross profits for the three-month period ending December 31, 2001, the drop-dead date is pushed back to March 20, 2002.

      PHH can terminate the Purchase Agreement if any event has had a material adverse effect (as defined in the Purchase Agreement) on FS's business. Such an event includes FS's failure to make at least $465,000 in gross profits for the three-month period ending January 31, 2002, as long as PHH gives notice of termination within 10 days of its receiving sufficient financial information to ascertain that failure. PHH can also terminate the Purchase Agreement if our shareholders fail to approve the transaction. We can terminate the Purchase Agreement, subject to certain conditions, if our board determines that it is necessary to do so in light of a superior takeover proposal.

      If PHH terminates the Purchase Agreement because of one or more inaccurate representations or breach of one or more obligations that is not timely cured, or because our shareholders fail to approve the transaction, of if we terminate the Purchase Agreement to take advantage of a superior takeover proposal, we will be required to pay PHH a termination fee of $250,000.

Preferred Stock Purchase Agreement

      Under the Purchase Agreement, PHH and driversshield.com are to enter into a preferred stock purchase agreement providing for purchase by PHH of 1,000 shares of our Series A convertible preferred stock for a subscription price of $1,000,000 (that agreement, the "Preferred Stock Purchase Agreement"). The closing is to take place immediately following the closing of the sale of FS.

      In the Preferred Stock Purchase Agreement, the parties make representations that are standard for private placement transactions of this kind. In addition, the Preferred Stock Purchase Agreement provides that for as long as PHH owns at least 500 shares of our Series A preferred stock (as adjusted for stock splits, recapitalizations, and the like), it will have the right to elect a member of our board of directors, who must be either the chief executive officer or chief operating officer of PHH or an individual nominated by PHH and consented to by us. PHH will on the same basis be entitled to have an employee of PHH or one of its affiliates attend our board meetings as a non-voting observer. At the closing and upon each anniversary of that director's serving on our board, we are required to grant that director options to acquire, at the market price on the date of the grant, 50,000 shares of our common stock.

      During the year following the closing, PHH can demand that we register for resale under the Securities Act of 1933 the shares of our common stock underlying the shares of Series A preferred stock issued to PHH. We have also granted PHH piggyback registration rights with respect to those shares of common stock.

Rights of Our Series A Preferred Stock

      If our shareholders approve proposal 1, we will amend our certificate of incorporation to add the rights of Series A convertible preferred stock. These rights are summarized below, and are stated in full in Article Fourth, Section E of the form of restated and amended certificate of incorporation attached as Exhibit A to this proxy statement; for a more complete understanding of these rights you should refer to the restated and amended certificate of incorporation.



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

      Initial Value. The initial value of each share of Series A preferred stock (the "Series A Initial Value") is $1,000, subject to adjustment for stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A preferred stock.

      Dividends.  Each share of Series A preferred stock is entitled to
      ---------
receive, on an as-converted basis, dividends payable to holders of shares of our common stock.

      Liquidation. Upon occurrence of a liquidation event, each holder of shares of Series A preferred stock will be entitled to receive out of our remaining assets, before any distribution of assets to holders of our common stock or other stock ranking junior to the Series A preferred stock, an amount per share of Series A preferred stock equal to 125% of the Series A Initial Value plus an amount equal to all accumulated and unpaid dividends. A reorganization, consolidation or merger or a sale or other disposition of all or substantially all our assets will, at the election of holders of a majority of the then-outstanding shares of Series A preferred stock, constitute a liquidation event for these purposes.

      Optional Conversion. Each share of Series A preferred stock is convertible at the option of the holder into a number of shares of common stock determined by dividing the Series A Initial Value by the conversion price for the Series A preferred stock (the "Conversion Price") in effect on the date the certificate is surrendered for conversion. The Conversion Price is initially $2.00, but is subject to adjustment.

      Adjustment to Conversion Price. If we issue, after the date upon which any shares of Series A preferred stock were first issued (the "Original Issue Date"), any shares of common stock (with certain exceptions, including stock options issued under a stock option plan approved by our board of directors) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to that issuance, the Conversion Price in effect immediately prior to each such issuance will automatically be adjusted to the price paid per share for that additional stock. (This provision provides holders of shares of Series A preferred stock with what is commonly known as "full-ratchet" antidilution protection.)

      Voting Rights. Each holder of shares of Series A preferred stock is entitled to one vote for each share of common stock into which each share of Series A preferred stock could then be converted. and is entitled to vote, together with holders of common stock and not as a separate class (except as required by law), with respect to any question upon which holders of common stock have the right to vote.

      Protective Rights. We may not do any of the following without the approval of holders of shares representing a majority of the shares of Series A preferred stock then outstanding:

      o amend our certificate of incorporation or bylaws in a way that would affect the rights of holders of Series A preferred stock in their capacity as such;

      o authorize or issue any equity or debt security on a parity with or having priority over the Series A preferred stock as to liquidation preferences, dividend rights, voting rights, or otherwise;

      o declare any dividend with respect to, or repurchase, any shares of capital stock (except that we may repurchase shares of common stock from employees or consultants at the original purchase price);

      o authorize or issue any equity or debt security with a liquidation preference in excess of the amount paid for that security; and

      o incur, or cause any affiliate to incur, any indebtedness for borrowed money, or assume or guarantee, or cause any affiliate to assume or guarantee, the indebtedness of any other person or entity, in excess of $5,000,000 in the aggregate.

      Board Representation. Until such time as PHH Vehicle Management Services, LLC ("PHH VMS") and its affiliates no longer own at least 500 shares of Series A preferred stock (as may be adjusted), PHH VMS has the right to elect one member of our board of directors of the Corporation and to have an employee of PHH VMS or any of its affiliates participate as an observer at meetings of our board of directors.. The director must be either the chief



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

executive officer or chief operating officer of PHH VMS or an individual who is nominated by PHH VMS and consented to by us.

      Right of Participation. Each holder of one or more shares of Series A preferred stock is entitled to purchase that holder's Pro Rata Portion of any new securities that the Corporation from time to time issues (with certain exceptions, including stock options issued under a stock option plan approved by our board of directors). The "Pro Rata Portion" of any new securities means, with respect to any holder of shares of Series A preferred stock, a proportion of those new securities equal to the proportion of (1) the sum of (A) all of shares of common stock then outstanding, (B) all shares of common stock issuable upon conversion of all shares of Series A preferred stock then outstanding and any other securities of the Corporation then outstanding that are convertible into shares of common stock, and (C) all shares of common stock issuable upon exercise of any warrants or options then outstanding, that is represented by (2) all shares of common stock then issuable upon conversion of all shares of Series A preferred stock then outstanding held by that holder.

      Information Rights. We are required to promptly send to each holder of shares of Series A preferred stock annual audited financial statements and quarterly unaudited financial statements, annual budgets, any notice of shareholder meetings required by New York law, and such other information as a holders of a majority of outstanding shares of Series A preferred stock reasonably request.

      If proposals 1, 2, and 3 are approved by our shareholders, we will file the restated and amended certificate of incorporation with the Secretary of State of New York. If proposal 1 is approved by our stockholders but one or both of proposals 2 and 3 is not approved, we will either revise those parts of the restated and amended certificate of incorporation that relate to the proposals that are not approved or we will instead file a certificate of amendment relating only to those matters that were approved. By law our board of directors is not required to obtain shareholder approval to create the Series A preferred stock, but we will not create the Series A preferred stock unless our shareholders approve proposal 1 and thereby approve the sale of our shares of FS capital stock.

Other Ancillary Documents

      In a voting agreement dated as of ________, 2001, Barry Siegel and Lisa Siegel agreed that at any meeting of our shareholders at which those matters are voted on, they would vote in favor of our sale to PHH of all outstanding shares of FS capital stock and issuance of shares of our Series A preferred stock to PHH. They each also agreed to grant PHH a proxy with respect to their shares of our common stock. Mr. Siegel and Ms. Siegel are not receiving any additional compensation for entering into this voting agreement. This agreement expires upon the earlier to occur of the closing of the sale of FS and termination of the Purchase Agreement. On January 9, 2001, Barry Siegel and Lisa Siegel together owned __% of our outstanding common stock.

      At the closing of the Purchase Agreement, we will enter into a transition services agreement with PHH in which we agree to provide to PHH certain transition services so as to permit transfer of our clients to PHH's facilities and platform in an orderly fashion. We will also be granting PHH a non-exclusive, non-transferable, royalty-free license to certain proprietary software and granting PHH and its subsidiaries an exclusive royalty-free license to use, in connection with the business of FS, certain trade names, trademarks (including the "driversshield" trademark), domain names, logos, and services marks.

      The Purchase Agreement provides that at the closing of our sale of FS or as soon thereafter as reasonably practicable, driversshield.com and PHH shall use commercially reasonable efforts to enter into one or more multi-year agreements representing a strategic alliance, and that any such strategic alliance may include one or more of the following, at fees to be negotiated:

      o     PHH performing IT software and systems development for us

      o PHH assisting us in marketing our CRM services to PHH's base of insurance clients

      o     our turning over certain CRM call-center functions to PHH

      o our moving certain CRM application software to data-center hosting of PHH or a PHH affiliate

      o our turning over to PHH the "Mechanics Hotline" function of our ADS call center

      o our undertaking with PHH joint efforts to combine and manage vehicle-maintenance-and-repair networks and to facilitate assignment of claims to a network location, processing of claims through network members, and payment of network members

      By giving us access to PHH's enormous technological capabilities, such a strategic alliance would allow us to market our CRM services to potential clients without our having to acquire, in advance of our securing that new business, the technology that would allow us to rapidly provide a high volume of services to those potential clients. We expect this would allow us to avoid significant expenditures.

Vote Required

      Whereas we are not required by law to seek shareholder approval of sale of our shares of FS capital stock, at our request it was made a condition to the closing that our stockholders have approved the transaction. The affirmative vote of a majority of all shares present at the annual meeting, whether in person or by proxy, is required to approve proposal 1.

      Our board of directors recommends that you vote FOR our sale of FS to PHH.


                                   Proposal 2

              FILING OF A RESTATED CERTIFICATE OF INCORPORATION
                 TO CHANGE OUR NAME TO "DRIVERSSHIELD CORP."

      On October 29, 2001, our board of directors authorized, subject to approval by our shareholders, amending our certificate of incorporation to change our name to "DriverShield Corp." This change is reflected in Article First of the form of restated and amended certificate of incorporation attached as Exhibit A to this proxy statement. If proposals 1, 2, and 3 are approved by our shareholders, we will file this restated and amended certificate of incorporation with the Secretary of State of New York. If proposal 2 is approved by our stockholders but one or both of proposals 1 and 3 is not approved, we will either revise those parts of the restated and amended certificate of incorporation that relate to the proposals that are not approved or we will instead file a certificate of amendment relating only to those matters that were approved.

Name Change

      The aim of this name change is to make our name more concise. It is also intended to reflect that since the Internet is no longer a novelty but has instead become part of the mainstream of the business world, there is no need to signal to the world, by means of a "dot-com" name, the Internet component of our operations. Indeed, retaining the "dot-com" element would likely make us more vulnerable to investment community's undiscriminating backlash against investing in Internet companies.

      Shareholders will not be required to submit their stock certificates for exchange. Following effectiveness of the name change, all new stock certificates that we issue will be overprinted with our new name.

Vote Required

      The affirmative vote of a majority of all shares outstanding on the record date is required to approve this proposal.

      Our board of directors recommends that you vote FOR filing a restated and amended certificate of incorporation in order to change our name.

                                   PROPOSAL 3

                AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                   TO REDUCE THE SHAREHOLDER VOTE REQUIRED
                         TO APPROVE CERTAIN TRANSACTIONS

      Prior to February 22, 1998, the New York Business Corporation Law (the "BCL") provided that (1) a plan of merger or consolidation involving a New York corporation, (2) a sale, lease, exchange or other disposition of all or substantially all of a corporation's assets not in the ordinary course of business, and (3) a binding share exchange all required approval by a two-thirds vote of all outstanding shares of that corporation entitled to vote thereon. Effective February 22, 1998, the BCL was amended to provide that for a corporation formed after that date, any such transaction need only be authorized by a majority vote of all outstanding shares entitled to vote thereon unless the corporation's certificate of incorporation provides for a greater vote. The BCL as so amended also provides that for a corporation in existence on February 22, 1998 (such as driversshield.com), any such transaction will continue to require a two-thirds vote unless its certificate of incorporation expressly provides for majority approval.

      We believe that majority approval for these extraordinary transactions is consistent with currently accepted principles of corporate democracy as reflected in the amended BCL. The corporate laws of most states require only majority approval for these transactions. Consequently, on October 29, 2001, our board of directors authorized, subject to approval by our shareholders, an amendment to our certificate of incorporation specifying that a majority vote of outstanding shares is required to approve (1) a plan of merger or consolidation to which driversshield.com is party, (2) the sale, lease, exchange or other disposition of all or substantially all of the assets of driversshield.com, or
(3) a plan for a binding share exchange. (This amendment is unrelated to our sale of FS, since it is our position that our sale of FS clearly does not constitute sale of substantially all our assets.)

      This change is reflected in Article Tenth of the form of restated and amended certificate of incorporation attached as Exhibit A to this proxy statement. If proposals 1, 2, and 3 are approved by our shareholders, we will file this restated and amended certificate of incorporation with the Secretary of State of New York. If proposal 3 is approved by our stockholders but one or both of proposals 1 and 2 is not approved, we will either revise those parts of the restated and amended certificate of incorporation that relate to the proposals that are not approved or we will instead file a certificate of amendment relating only to those matters that were approved.

      The affirmative vote of a majority of all shares outstanding on the record date is required to approve this proposal.

      Our board of directors recommends that you vote FOR this amendment to our certificate of incorporation in order to reduce the shareholder vote required to approve certain transactions.


                                   PROPOSAL 4

                              ELECTION OF DIRECTORS

Nominees for Election

      Our bylaws provide that our board of directors must be divided into three classes as nearly equal in size as possible, with the term of office of one class expiring each year. Accordingly, in any given year only those directors belonging to one class may be changed and it would take elections in three consecutive years to change the entire board of directors. At the upcoming annual meeting, one director will be elected to serve a three-year term (until the third succeeding annual meeting, in 2004) and until his successor is duly elected and qualified. Unless authority to vote for the election of directors is withheld, the enclosed proxy will be voted FOR the election of the nominee named below. (Note that in referring to future annual meetings, we are assuming that a second annual meeting will be held later in 2002, as the annual meeting to which this proxy statement pertains would have been held in 2001, but for delays attributable to our electing to delay the meeting until we could include in this proxy statement a proposal relating to sale of our shares of FS capital stock.

      John M. McIntyre has been nominated by the board of directors to fill the seat currently held by R. Frank Mena. No other nominations were submitted.

      Barry Siegel has been elected to serve until the 2003 annual meeting of shareholders. Barry J. Spiegel and Kenneth J. Friedman have been elected to serve until the 2002 annual meeting of shareholders.

      While our bylaws provide for a seven-person board of directors, upon election of John M. McIntyre our board of directors will have four members. Upon the closing of the sale of FS and issuance to PHH of shares of our Series A preferred stock, PHH will be entitled to name a member of our board of directors, as described under "Preferred Stock Purchase Agreement" in our discussion of proposal 1. Our board has determined that it is in our best interest that at this time no additional directors be nominated to fill the remaining two vacancies, as retaining these vacancies will give our board greater flexibility to seek and appoint one or two appropriate directors in the future.

      John M. McIntyre will be elected to our board of directors if the number of votes cast at the annual meeting in favor of his election exceeds the number of votes cast to withhold authority in connection with his election.

Information Concerning Directors and Officers

      You will find below background information with respect to the nominee for election and the directors whose terms of office will continue after the upcoming annual meeting. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding their holdings of our common stock.

Nominee for Director Whose Term Expires in 2004  (Class III)

      John M. McIntyre, [age], has spent the last 20 years working in the auto repair industry. In 1981, he founded Apple Auto Body Incorporated, a privately held, multiple-location group of auto repair shops based in Massachusetts, and from 19__ to 19__ acted as its ____________. In 1989 he founded Trust Group Inc., a privately held property and casualty insurer based in Massachusetts. Since 2000, Mr. McIntyre has also been sole stockholder and ___________ of Barefoot Properties of Hilton Head, a rental-property broker based in Hilton Head, South Carolina. Since 1977, he has also served as a financial consultant to TeleSouth a division of RHS Communications. Mr. McIntyre holds a Bachelor of Science in Public Administration From Bentley College, Waltham, MA.

      Our board of directors recommends that you vote FOR election of the nominee named above.

Director Whose Terms Expire in 2003  (Class I)

      Barry Siegel, 50, has served as one of our directors and our secretary since we were incorporated. He has served as our treasurer since January 1998 and as our chief executive officer and chairman of the board since November 1997. Previously, he served as our chairman of the board, co-chief executive officer, treasurer, and secretary from August 1997 through November 1997. From October 1987 through August 1997, he served as our co-chairman of the board, co-chief executive officer, treasurer, and secretary. He has served for more than five years as treasurer and secretary of national fleet service, Inc., one of our wholly-owned subsidiaries.

Directors Whose Terms Expire in 2002  (Class II)

      Barry J. Spiegel, 53, has served as president of our Affinity Services Division since September 1996. He served as president of American International Insurance Associates, Inc. from January 1996 through August 1996. For more than five years prior to August 1996, Mr. Spiegel served as senior vice president at American Bankers Insurance Group, Inc.

      Kenneth J. Friedman, 48, has served as one of our directors since October 1998. Mr. Friedman has for more than five years served as president of the Primary Group, Inc., an executive search consulting firm.

Relationships

      There are no family relationships among the executive officers or directors of driversshield.com, except that Lisa Siegel, our vice-president--administration, is the wife of Barry Siegel, our chief executive officer and chairman of the board.

Board of Directors and Committees

      Our board of directors serves as the representative of our shareholders. The board establishes broad corporate policies and oversees our overall performance. The board is not, however, involved in day-to-day operating details. Members of the board are kept informed of our business activities through discussion with the chief executive officer, by reviewing analyses and reports sent to them by management, and by participating in board meetings.

      During 2000, our board held one meeting attended by members of the board either in person or via telephone, and on seven occasions approved resolutions by unanimous written consent in lieu of a meeting.

      Our board currently has one standing committee, the Audit Committee. The current members of the Audit Committee are Kenneth J. Friedman, R. Frank Mena, and Barry J. Spiegel. Neither Mr. Friedman nor Mr. Mena is currently an officer of driversshield.com or any of its subsidiaries, and both are "independent" under the Nasdaq listing requirements as currently in effect. The Audit Committee did not meet in 2000.

      The Audit Committee operates pursuant to a charter approved by our board of directors. A copy of this charter is attached to this proxy statement as Exhibit B.

Audit Committee Report

      In fulfilling its oversight duties, the Audit Committee reviewed and discussed with management and our independent auditors, Nussbaum Yates & Wolpow, P.C., our audited financial statements for the fiscal year ended December 31, 2000. The Audit Committee also discussed with our auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). These matters include the independent auditors' judgments as to the quality, not just the acceptability, of our accounting principles, as well as such other matters as our auditors are required to discuss with the Audit Committee under generally accepted auditing standards. The Audit Committee received the written disclosures and letter from our auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with our auditors their independence.

      During the fiscal year ended December 31, 2000, our auditors did not provide us with non-audit services.

      Based upon the above review and discussions with management and our independent auditors, the Audit Committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the SEC. The Audit Committee and our board of directors have also recommended, subject to shareholder ratification, selection of Nussbaum Yates & Wolpow, P.C. as our independent auditors for fiscal year 2001 (see proposal 5).

                                    Respectfully submitted,

                                    THE AUDIT COMMITTEE

                                    Kenneth J. Friedman
                                    R. Frank Mena
                                    Barry J. Spiegel

      The foregoing report of the Audit Committee may not be deemed incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act or the Securities Exchange Act, except to the extent we specifically incorporates it by reference in any such document.

Compensation of Directors

      We do not pay our directors for serving on our board of directors. However, under our 1995 Stock Incentive Plan we issue to each of our directors upon their initial election to the board, and on each anniversary thereafter as long as they serve, options to acquire 15,000 shares of our common stock.

Other Executive Officers

      Gerald M. Zutler, 63, was appointed our president and chief operating officer in March 1998. Between 1997 and 1998, Mr. Zutler was a private consultant. From 1993 through 1996, Mr. Zutler was president of Lockheed Martin Canada.

      Philip B. Kart, 52, has served as chief financial officer since October 2000. From February 1998 through September 2000, he was vice president and chief financial officer of Forward Industries, Inc., a Nasdaq SmallCap listed company, and prior to that, from March 1993 to December 1997, chief financial officer of Ongard Systems, Inc. Mr. Kart has also held financial management positions with Agrigenetics Corporation and Union Carbide and was with the accounting firm PriceWaterhouseCoopers. Mr. Kart is a CPA.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      We are party to an employment agreement with Barry Siegel that commenced on July 1, 1998, and expires on December 31, 2001. Mr. Siegel's annual salary is $300,000. His employment agreement provides that following a change of control (as defined in the agreement), we will be required to pay Mr. Siegel (1) a severance payment of 300% of his average annual salary for the past five years, less $100, (2) the cash value of his outstanding but unexercised stock options, and (3) other perquisites should he be terminated for various reasons specified in the agreement. The agreement specifies that in no event will any severance payments exceed the amount we may deduct under the provisions of the Internal Revenue Code.

      Our employment agreements with Gerald M. Zutler and Barry J. Spiegel expired on June 30, 2001. We are currently negotiating new employment agreements with each of Mr. Siegel, Mr. Zutler, and Mr. Spiegel.

      In early 1999, each of the above-mentioned executives voluntarily agreed to a reduction in his annual salary, with the other terms of his employment agreement remaining unaffected. Mr. Siegel's salary was reduced by $100,000, Mr. Zutler's by $15,000, and Mr. Spiegel's by $30,000. In consideration for these salary reductions, we granted Mr. Siegel, Mr. Zutler, and Mr. Spiegel options to purchase 100,000, 15,000, and 30,000 shares of our common stock, respectively. In 2000, the salaries of the above-mentioned executives were returned to their original levels.

Compliance With Section 16(a) of the Exchange Act

      Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and officers and persons who own more than 10% of any class of our equity securities to file with the SEC reports of their ownership of our securities and any changes in ownership. The SEC also requires us to identify in this proxy statement any person who failed to file any such report on a timely basis. Based on a review of copies of reports furnished to us and written representations that no reports were required, we believe that everyone subject to Section 16(a) filed the required reports on a timely basis.

Executive Compensation

Summary Compensation

      The following table summarizes the compensation we paid or compensation accrued for services rendered for the years ended December 31, 1998, 1999, and 2000, for our Chief Executive Officer and each of the other most highly compensated executive officers who earned more than $100,000 in salary and bonus for the year ended December 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                   Securities
                                                   Underlying
Name and Position(s)           Year   Salary ($)   Options (#)
--------------------           ----   ----------  -----------
Barry Siegel
   Chairman of the Board of   2000      276,492     200,000
   Directors, Treasurer,      1999      215,385   1,100,000
   Secretary and Chief        1998      279,423     500,000
   Executive Officer

Gerald Zutler
   President                  2000      145,540     150,000
                              1999      137,211     415,000
                              1998       98,340           0
Barry J. Spiegel
   President,                 2000      122,154     150,000
   driversshield.com ADS      1999      104,249     330,000
   Corp.                      1998      104,499     250,000


Option Grants

      During the 2000 fiscal year we awarded the following options under our 1995 Stock Incentive Plan to the executive officers named in the summary compensation table.

                      OPTION/SAR GRANT IN LAST FISCAL YEAR

                           (Individual Grants)

                                             % of Total
                                Number of   Options/SARs
                                Securities   Granted to   Exercise
                                Underlying   Employees    of Base
                               Options/SARs  in Fiscal    Price     Expiration
Name                              Grants        Year      ($/Share)   Date
                                  ------        ----      ---------   ----
Barry Siegel                     200,000        14.9%      $0.34    12/27/05
Gerald M. Zutler                 150,000        11.2%      $0.31    12/27/05
Barry J. Spiegel                 150,000        11.2%      $0.31    12/27/05

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table sets forth information regarding the exercise of stock options during the last fiscal year by the officers named in the summary compensation table above and the fiscal year-end value of unexercised options.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUE TABLE

                                                   Number of        Value of
                                                   Securities      Unexercised
                                                   Underlying     In-The-Money
                                                  Options/SARs    Options/SARs
                      Shares                       at FY-End        at FY-End
                    Acquired on      Value       (Exercisable/    (Exercisable/
Name               Exercise (#)   Realized (1)   Unexercisable)  Unexercisable)
----               ------------   ------------   --------------  --------------
Barry Siegel          899.999     $3,142,997    366,667/133,333     $19,500/0
Gerald M. Zutler         None             --    465,000/100,000     $19,125/0
Barry J. Spiegel      163,333       $570,500    233,333/83,333      $19,125/0


(1)Represents the aggregate market value, on the date of exercise, of the shares underlying the exercised options, less the aggregate exercise price paid by the executive.

(2)Assumes a fair market value for driversshield.com's common stock of $___, the closing market price per share of driversshield.com's common stock as reported by NASDAQ on ___________.


Principal Shareholders

      The following table provides information about the beneficial ownership of our common stock as of ________, 2001. We have listed each person who beneficially owns more than 5% of our outstanding common stock, each of our directors and executive officers identified in the summary compensation table, and all directors and executive officers as a group. Unless otherwise indicated, each of the listed shareholders has sole voting and investment power with respect to the shares beneficially owned.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

itle of Class       Name and Address of  Amount and Nature    Percentage of
---------------      Beneficial Owner     of Beneficial Owner  Common Stock (1)
                     -----------------    ------------------   ----------------
Common stock         Michael Karpoff and    ________ (2)          ___%
                     Patricia Rothbardt
                     32 Gramercy Park South
                     New York, NY  10010



(1)The percentages have been calculated in accordance with Instruction 3 to
   Item 403 of Regulation S-B. Percentage of beneficial ownership is calculated assuming _____ shares of common stock were outstanding on ________, 2001.

(2)Includes options to purchase 500,000 shares exercisable within 60 days of ________, 2001.


                        SECURITY OWNERSHIP OF MANAGEMENT

Title of Class       Name and Address of          Amount and Nature    Percentage of
---------------      Beneficial Owner             of Beneficial Owner  Common Stock (1)
                     -----------------            ------------------   ----------------

Common stock         Barry Siegel                 ________ (2)(3)(4)     ___%
                     c/o driversshield.com Corp.
                     51 East Bethpage Road
                     Plainview, NY  11803

Common stock         Lisa Siegel                  ________ (2)(3)(4)     ___%
                     c/o Barry Siegel
                     driversshield.com  Corp.
                     51 East Bethpage Road
                     Plainview, NY  11803

Common stock         Gerald M. Zutler             ________ (5)           ___%
                     c/o driversshield.com Corp.
                     51 East Bethpage Road
                     Plainview, NY  11803

Common stock         Barry J. Spiegel             ________ (6)           ___%
                     c/o driversshield.com Corp.
                     51 East Bethpage Road
                     Plainview, NY  11803

Common stock         Kenneth J. Friedman          ________ (7)           ___%
                     c/o driversshield.com Corp.
                     51 East Bethpage Road
                     Plainview, NY  11803

Common Stock         R. Frank Mena                ________ (8)           ___%
                     c/o driversshield.com Corp.
                     51 East Bethpage Road
                     Plainview, NY  11803

Common stock         All directors &              ________               ___%
                     officers as a group/1

(3)The percentages have been calculated in accordance with Instruction 3 to
   Item 403 of Regulation S-B. Percentage of beneficial ownership is calculated assuming _____ shares of common stock were outstanding on ________, 2001.

(4)Includes 3,334 shares held by Barry Siegel as custodian for two nephews and 67 shares held directly by Barry Siegel's wife, Lisa Siegel. Both Barry and Lisa Siegel disclaim beneficial ownership of shares held by the other.

(5)Includes options held by Barry Siegel to purchase 366,667 shares of common stock exercisable within 60 days of ________, 2001.

(6)Includes options held by Lisa Siegel to purchase 33,333 shares of common stock exercisable within 60 days of ________, 2001.

(7)Includes options to purchase 465,000 shares of common stock exercisable within 60 days of ________, 2001.


                    1 Does nominee own and shares or options?

(8)Includes options to purchase 233,333 shares of common stock exercisable within 60 days of ________, 2001.

(9)Includes options to purchase 45,000 shares of common stock exercisable within 60 days of ________, 2001.

(10) Includes option to purchase 78,000 shares of common stock exercisable within 60 days of ______, 2001.


                                   PROPOSAL 5

                            RATIFICATION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS

      Our board has appointed the firm of Nussbaum Yates & Wolpow, P.C., independent certified public accountants, to audit our financial statements for the year ending December 31, 2001, and is asking the shareholders to ratify this appointment. Nussbaum Yates & Wolpow, P.C. has audited our financial statements for the past three fiscal years. Nussbaum Yates & Wolpow, P.C. has advised us that neither the firm nor any of its associates has any material relationship with driversshield.com or any of its subsidiaries.

      If our shareholders fail to ratify appointment of Nussbaum Yates & Wolpow, P.C., the board will reconsider its selection. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board believes that such a change would be in the best interests of driversshield.com and its shareholders.

      The affirmative vote of a majority of all shares present at the annual meeting, whether in person or by proxy, is required to approve this proposal.

      Our board of directors recommends that shareholders vote in favor of ratification of the selection of Nussbaum Yates & Wolpow, P.C. to serve as driversshield.com's independent auditors for the year ended December 31, 2001.

                                  OTHER MATTERS

      We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting or any adjournment or postponement, it is the intention of the persons named in the enclosed form of proxy card to vote the shares they represent as the board may recommend.

                           FORWARD-LOOKING STATEMENTS

      Many statements made in this proxy statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 and are not based on historical facts. The words "expects," "anticipates," "believes," and similar expressions are intended to identify forward-looking statements. You should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in our business, particularly those risks identified in the "Forward-Looking Statements--Cautionary Factors" section of our Annual Report on Form 10-KSB for the year ended December 31, 2000, and you should not rely unduly on these forward looking statements.


                                          THE BOARD OF DIRECTORS

Dated:      January __, 2001

                                     PROXY CARD

                              DRIVERSSHIELD.COM CORP.
                           Annual meeting of STOCKholders

                        THIS PROXY IS SOLICITED ON BEHALF OF
                               THE BOARD OF DIRECTORS

      The undersigned shareholder of driversshield.com Corp. hereby (1) revokes all previous proxies that the undersigned has granted with respect to the undersigned's shares of driversshield.com Corp. capital stock, (2) acknowledges receipt of the notice of annual meeting of shareholders to be held at 10:00 a.m. New York time on February 15, 2002, at driversshield.com Corp.'s offices at _____________________________________ and at any adjournments thereof, and the related proxy statement, and (3) appoints each of [name] and [name] and as proxies of the undersigned, with full power of substitution to vote all shares of common stock of driversshield.com Corp. that the undersigned is entitled to vote at the annual meeting of shareholders. The shares represented by the proxy may only be voted on the following proposals in the manner specified below.

      1. To approve our sale to PHH of all outstanding shares of capital stock of our wholly owned subsidiary driversshield.com FS Corp. and issuance, as part of the transaction, of shares of our Series A preferred stock.

            FOR |_|           AGAINST |_|       ABSTAIN |_|

      2. To approve our filing a restated and amended certificate of incorporation to change our name to "DriverShield Corp."

            FOR |_|           AGAINST |_|       ABSTAIN |_|

      3. To approve our amending our certificate of incorporation to reduce the shareholder vote required to approve certain transactions.

            FOR |_|           AGAINST |_|       ABSTAIN |_|

      4.    To elect John M. McIntyre as a member of our board of directors.

            FOR |_|           TO WITHHOLD AUTHORITY |_|

      5. To ratify our board of directors' selection of Nussbaum Yates & Wolpow, P.C. to audit our financial statements for the fiscal year ending December 31, 2001.

            FOR |_|           AGAINST |_|       ABSTAIN |_|

      6. To transact such other business as may properly come before the annual meeting and any one or more adjournments thereof.

      The board of directors recommends you vote FOR the above proposals.

      This proxy, when properly, executed will be voted in the manner directed above. In the absence of direction for the above proposals, this proxy will be voted FOR the proposals.

                           (Continued on the other side.)

      PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


      Please print the shareholder name exactly as it appears on your stock certificate. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership.


                                    Dated:                        , 2002
                                                ------------------



                                    ------------------------------------
                                    (Print Name)



                                    ------------------------------------
                                    (Authorized Signature)

                                                                       Exhibit A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             DRIVERSSHIELD.COM, INC.

              Under Section 807 of the Business Corporation Law


      driversshield.com, Inc., a corporation organized and existing under the laws of the State of New York (the "Corporation"), hereby certifies as follows:

      1. The name of the corporation is driversshield.com, Inc. The Corporation was originally incorporated under the name Unisearch, Inc.

      2. The certificate of incorporation of the Corporation was filed by the Department of State on the June 28, 1985.

      3. The restatement of the certificate of incorporation herein certified was authorized by the Board of Directors of the Corporation.

      4. The text of the certificate of incorporation is hereby amended and restated to read as follows:

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               DRIVERSHIELD CORP.

              Under Section 402 of the Business Corporation Law


      FIRST: The name of the corporation (the "Corporation") is DriverShield Corp. The Corporation was originally incorporated under the name Unisearch, Inc.

      SECOND: The certificate of incorporation of the Corporation was filed by the Department of State on June 28, 1985.

      THIRD: The offices of the Corporation are located in the Town of Hempstead, County of Nassau, State of New York.

      FOURTH: The aggregate number of shares which the corporation has the authority to issue is twenty-one million (21,000,000), divided into two classes. The designation of each class, the number of share of each class, and the par value of the shares of each class, are as follows:


Number of Shares             Class           Par Value per Share, if any
----------------             -----           ---------------------------

Twenty Million (20,000,000)  Common          $.015
One Million (1,000,000)      Preferred       $.01


      The relative rights, preferences and limitations of the shares of each class are as follows:

A.    Authorized Shares.

      The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 21,000,000 shares of which 1,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share ("Preferred Stock"), and 20,000,000 shall be Common Stock, having a par value of $0.015 per share (Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

B.    Common Stock.

      1. Relative Rights. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate or certificates of designation filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

      2. Voting Rights. Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meeting and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders, except as otherwise provided in this Certificate of Incorporation or by applicable law.

      3. Dividends. Whenever there shall have been paid or declared and set aside for payment, to the holder of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

      4. Dissolution, Liquidation, Winding Up. In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amount (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

C.    Preferred Stock.

1. Issuance, Designations, Powers, Etc. The Board of Directors expressly is authorized, subject to limitations prescribed by the New York Business Corporation Law and the Provisions of this Certificate of Incorporation, to provide, by resolution and by filing an amendment to the Certificate of Incorporation pursuant to the New York Business Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

(a) the number of shares constituting that series and the distinctive designation of that series;

(b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any or payment of dividends on shares of that series;

(c) whether that series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms of such voting rights;

(d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such retention, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      2. Dissolution, Liquidation, Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate or designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

D.    Junior Participating Preferred Stock.

      1. Designation and Amount; Rank. The shares of such series shall be designated as "Junior Participating Preferred Stock" (the "Junior Preferred Stock") and the number of shares constituting such series shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion or exchange of any outstanding securities issued by the Corporation convertible into or exchangeable for Junior Preferred Stock. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to all other series of Preferred Stock and to all other classes preferred or special stock, and all series of any thereof, and senior to the Common Stock.

2.    Dividends and Distributions.

            (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock and of any shares of any other class of preferred or special stock, and any series of any thereof, ranking prior and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, par value $.015 per share, of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100.00 and (b) the sum of (i) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and (ii) the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. The "Adjustment Number" shall be 1000, as adjusted from time to time pursuant to this paragraph (A). In the event the Corporation shall at any time after December 28 , 1998 (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (b) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (a) of this Article Four Section D immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in like shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100.00 per share on the Junior Preferred Stock shall, when, as and if declared by the Board of Directors out of funds legally available for such purpose, nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

            (a) Each share of Junior Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number (as adjusted from time to time pursuant to Article Four Section D hereof) on all matters submitted to a vote of the shareholders of the Corporation.

            (b) Except as otherwise provided herein, in the Restated Certificate or by-laws, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

            (c) (i) If at any time dividends on any Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly period on all shares of Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Directors shall be increased by two, effective as of the time of election of such Directors as herein provided, and
(2) the holders of Junior Preferred Stock and the holders of other Preferred Stock upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Stock") with dividends in arrears equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Directors.

                  (ii) During any default period, such voting right of the holders of Junior Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Article Four Section D or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right.

                  (iii) Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, the Chief Executive Officer, any Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (3)(C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (3)(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                  (iv) In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect Directors voting as a class, (x) the Directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (3)(C)(iv) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in or pursuant to the Restated Certificate or By-Laws irrespective of any increase made pursuant to the provisions of this paragraph (3)(C)(v) (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

      (d) Except as set forth herein, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Article Four Section D are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section D(4), purchase or otherwise acquire such shares at such time and in such manner.

      5. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without serial designation, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of Common Stock or shares of other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received per share an amount equal to the Adjustment Number times $1.00, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

      7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Junior Preferred Stock then outstanding shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

      8. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

      9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.

      10. Fractional Shares. At the Corporation's sole discretion, Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred Stock.

E.    Series A Convertible Preferred Stock.

      1. Designation and Amount. Of the 1,000,000 authorized shares of Preferred Stock, 1,000 shares are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and possess the rights and preferences set forth below:

      2. Initial Value. The initial value of each share of Series A Preferred Stock (the "Series A Initial Value") is $1,000, subject to adjustment for stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A Preferred Stock.

      3. Dividends. Each share of Series A Preferred Stock is entitled to receive dividends in an amount equal to dividends declared and paid with respect to that number of shares of Common Stock into which one share of Series A Preferred Stock is then convertible, which dividends are payable as and when paid to holders of Common Stock.

      4. Liquidation. (a) Upon occurrence of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (any such event, a "Liquidating Event"), each holder of shares of Series A Preferred Stock will be entitled to receive out of the remaining assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or liquidation rights, including without limitation the Junior Preferred Stock, an amount per share of Series A Preferred Stock (this amount, the "Series A Liquidation Amount") equal to 125% of the Series A Initial Value plus an amount equal to all accumulated and unpaid dividends (whether or not declared by the board of directors) on each share up to the date fixed for distribution. After payment of the full Series A Liquidation Amount, holders of shares of Series A Preferred Stock will not be entitled to participate any further in any distribution of assets by the Corporation. If upon occurrence of a Liquidating Event the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series A Preferred Stock the full Series A Liquidation Amount, holders of Series A Preferred Stock will share ratably in any distribution of assets so that each such holder receives, per share, the same percentage of the Series A Liquidation Amount.

            (b) Subject to applicable law, any non-cash assets of the Corporation that are legally available for distribution upon liquidation, dissolution, or winding up of the Corporation must be promptly liquidated by a liquidating trust or similar entity.

            (c) A reorganization, consolidation or merger of the Corporation or a sale or other disposition of all or substantially all the assets of the Corporation will, at the election of holders of a majority of the then-outstanding shares of Series A Preferred Stock, constitute a Liquidating Event for purposes of this Section E.4.

      5. Optional Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder into a number of fully paid and nonassessable shares of Common Stock determined by dividing the Series A Initial Value by the conversion price for the Series A Preferred Stock (the "Conversion Price") in effect on the date the certificate is surrendered for conversion as provided in Section E.5(b). The Conversion Price is initially $2.00, but is subject to adjustment as provided in Section E.6.

            (b) Any holder of one or more shares of Series A Preferred Stock may exercise the conversion right under Section E.5(a) as to any one or more of those shares by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation for the Series A Preferred Stock as may be designated by the Corporation, the one or more certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder is electing to convert those shares and stating the name or names (with address) in which the one or more certificates for shares of Common Stock are to be issued. Conversion will be deemed to have been effected on the date when a holder delivers as required by the previous sentence the one or more certificates for the shares to be converted (that date, the "Conversion Date"). As promptly as practicable thereafter, but in any event not later than 10 business days following the Conversion Date, the Corporation shall issue and deliver to or upon the written order of the holder, to the place designated by the holder, the one or more certificates representing the shares of Common Stock to which the holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section E.5(c). The Person in whose name one or more certificates for Common Stock are to be issued will be deemed to have become a Common Stock holder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event that Person will be deemed to have become a holder of record on the next succeeding date on which the transfer books are open, but the applicable Conversion Price will be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall at its expense issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, in addition to one or more certificates representing the shares of Common Stock to which shares of Series A Preferred Stock of the holder were converted, a new certificate (dated so as not to result in any loss of dividends) covering the number of shares of the Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

            (c) The Corporation will not issue any fractional shares of Common Stock or scrip upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock is surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof must be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash amount equal to the then Current Market Price of a share of Common Stock on the trading day immediately preceding the Conversion Date multiplied by the fractional interest. Fractional interests are not entitled to dividends and holders of fractional interests are not entitled to any rights as stockholders of the Corporation in respect of those fractional interests. If the Corporation cannot legally pay any such cash amount, the Corporation shall pay it as soon thereafter as funds are legally available.

            (d) The Corporation shall pay all documentary or stamp taxes attributable to issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock, if issued in the name of the record holder.

            (e) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock and solely for the purpose of effecting conversion of the shares of Series A Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Series A Preferred Stock.

            (f) All shares of Common Stock issued upon conversion of shares of Series A Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

            (g) As used in this Section E.5, "Current Market Price" means, with respect to the Common Stock as of any date, the following:

(1) the mean between the highest and lowest quoted selling prices on the Nasdaq SmallCap Market (or any other securities exchange or trading market where the Common Stock is listed or traded) for that date or, if there are no sales on that date, the nearest preceding date on which there were one or more sales; or

(2) if the Common Stock is not listed or traded on any securities exchange or trading market, the fair market value of a share of Common Stock, determined as follows:

      (A) the board of directors shall determine the fair market value, and the Corporation shall give to holders of shares of Series A Preferred Stock written notice of that determination and the methodology used by the board of directors in arriving at that determination (that notice, a "Value Notice");

      (B) if the Corporation and holders of a majority of the shares of Series A Preferred Stock then outstanding agree in writing, no later than 15 days after the date of the Value Notice, that the board of director's determination represents the fair market value, then that determination will apply;

      (C) if there is no such agreement, then no later than 21 days after the date of the Value Notice the Corporation, on the one hand, and holders of a majority of the shares of Series A Preferred Stock then outstanding, on the other hand, shall jointly select an independent appraiser whose determination of value will be binding on the Corporation and each holder of shares of Series A Preferred Stock;

      (D) if the Corporation and holders of a majority of the shares of Series A Preferred Stock then outstanding are unable to agree upon the selection of an appraiser, then no later than 28 days after the date of the Value Notice the Corporation, on the one hand, and holders of a majority of the shares of Series A Preferred Stock then outstanding, on the other hand, shall deliver to the other a list of three independent appraisers, who must be recognized investment banks, and shall select, by written notice to the other, one appraiser from the list delivered by the other;

      (E) if either party fails to timely deliver a list of appraisers or select an appraiser from the list provided by the other party, the other party may select an appraiser from its list and that appraiser will serve as the sole appraiser;

      (F) the appraiser or appraisers selected must, within 15 days of being selected, determine the value of the consideration other than cash;

      (G) if two appraisers are selected and the lower of the two appraisals is at least 90% of the higher appraisal, then the value will equal the average of the two appraisals, but if the lower of the two appraisals is less than 90% of the higher appraisal, then the two appraisers must appoint a third independent appraiser no later than seven days after the end of the 15-day period, and that third appraiser must, within 15 days of being selected, determine the value, which will be equal to the average of all three appraisals;

      (H) any determination of the value in accordance with this clause (2) will be binding on the Corporation and each holder of Series A Preferred Stock; and

      (I) the Corporation shall bear all expenses and fees incurred in connection with the appraisal process.

      6. Adjustment to Conversion Price. The Conversion Price is subject to adjustment from time to time as follows:

            (a) If the Corporation issues, after the date upon which any shares of Series A Preferred Stock were first issued (the "Original Issue Date"), any shares of Common Stock other than Excluded Securities (as defined below) ("Additional Stock") without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to that issuance of Additional Stock, the Conversion Price in effect immediately prior to each such issuance will automatically be adjusted to the price paid per share for that Additional Stock. For purposes of any adjustment of the Conversion Price pursuant to this Section E.6(a), the following provisions apply:

(1) In the case of issuance of Additional Stock for cash, the consideration will be deemed to be the amount of cash paid therefor after deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance.

(2) In the case of issuance of Additional Stock for a consideration in whole or in part other than cash, the value of consideration other than cash will be deemed to be its fair value, determined as follows:

      (A) the board of directors shall determine the fair value of that consideration, and the Corporation shall give to holders of shares of Series A Preferred Stock written notice of that determination and the methodology used by the board of directors in arriving at that determination (that notice, a "Value Notice");

      (B) if the Corporation and holders of a majority of the shares of Series A Preferred Stock then outstanding agree in writing, no later than 15 days after the date of the Value Notice, that the board of director's determination represents the fair value of that consideration, then that determination will apply;

      (C) if there is no such agreement, then no later than 21 days after the date of the Value Notice the Corporation, on the one hand, and holders of a majority of the shares of Series A Preferred Stock then outstanding, on the other hand, shall jointly select an independent appraiser whose determination of value will be binding on the Corporation and each holder of shares of Series A Preferred Stock;

      (D) if the Corporation and holders of a majority of the shares of Series A Preferred Stock then outstanding are unable to agree upon the selection of an appraiser, then no later than 28 days after the date of the Value Notice the Corporation, on the one hand, and holders of a majority of the shares of Series A Preferred Stock then outstanding, on the other hand, shall deliver to the other a list of three independent appraisers, who must be recognized investment banks, and shall select, by written notice to the other, one appraiser from the list delivered by the other;

      (E) if either party fails to timely deliver a list of appraisers or select an appraiser from the list provided by the other party, the other party may select an appraiser from its list and that appraiser will serve as the sole appraiser;

      (F) the appraiser or appraisers selected must, within 15 days of being selected, determine the value of the consideration other than cash;

      (G) if two appraisers are selected and the lower of the two appraisals is at least 90% of the higher appraisal, then the value will equal the average of the two appraisals, but if the lower of the two appraisals is less than 90% of the higher appraisal, then the two appraisers must appoint a third independent appraiser no later than seven days after the end of the 15-day period, and that third appraiser must, within 15 days of being selected, determine the value, which will be equal to the average of all three appraisals;

      (H) any determination of the value in accordance with this clause (2) will be binding on the Corporation and each holder of Series A Preferred Stock; and

      (I) the Corporation shall bear all expenses and fees incurred in connection with the appraisal process.

(3) In the case of issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions apply:

      (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock will be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections E.6(a)(1) and E.6(a)(2)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

      (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for any such convertible or exchangeable securities and subsequent conversion or exchange thereof will be deemed to have been issued at the time those securities were issued or those options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for those securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange of those securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections E.6(a)(1) and E.6(a)(2));

      (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for any such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon the exercise of any such options or rights or conversion of or exchange for any such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price will forthwith be readjusted to the Conversion Price as would have obtained had the adjustment made upon the issuance of those options, rights or securities not exercised, converted or exchanged prior to that change or options or rights related to those securities not exercised, converted or exchanged prior to such change been made upon the basis of that change; and

      (D) on expiration of any such options or rights, termination of any such rights to convert or exchange, or expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price will forthwith be readjusted to the Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon exercise of those options or rights, upon conversion or exchange of those securities or upon the exercise of the options or rights related to those securities and subsequent conversion or exchange thereof.

            (b) If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, upon the record date fixed for determining holders of Common Stock entitled to receive that stock dividend or upon the date of that subdivision or split-up, as applicable, the Conversion Price will be appropriately decreased so as to increase the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock in proportion to that increase in outstanding shares of Common Stock.

            (c) If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, upon the date of that combination or reverse split, the Conversion Price will be appropriately increased so as to decrease the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock in proportion to that decrease in outstanding shares of Common Stock.

            (d) Subject to the provisions in Section 4(c), in the event, at any time after the Original Issue Date, of any capital reorganization or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in or any change in ownership of the Common Stock) or of sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other Person, each share of Series A Preferred Stock will after that reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from that consolidation or surviving that merger or to which those properties and assets were sold or otherwise disposed, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of that reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of those shares of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section E.6 will similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or other dispositions.

            (e) Whenever the Conversion Price is adjusted as provided in this Section E.6, the Corporation shall forthwith file, at the office of the Corporation or any transfer agent designated by the Corporation for the Series A Preferred Stock, a statement, signed by its chief financial officer, showing in detail the facts requiring that adjustment, the Conversion Price then in effect, and computations demonstrating how the adjusted Conversion Price was arrived at.

The Corporation shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of shares of Series A Preferred Stock at its address appearing on the Corporation's records. Where appropriate, this copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section E.6(f).

            (f) If the Corporation proposes to take any action of the types described in Section E.6(d), the Corporation shall give notice to each holder of shares of Series A Preferred Stock, in the manner set forth in Section E.6(e), specifying the record date, if any, with respect to that action and the date on which that action is to take place and setting forth any facts reasonably necessary to indicate the effect of that action (to the extent that effect may be known at the date of that notice) on the Conversion Price and the number, kind, or class of shares or other securities or property deliverable or purchasable upon occurrence of that action or deliverable upon conversion of shares of Series A Preferred Stock. In the event of any action that would require the fixing of a record date, any notice required under this Section E.6(f) must be given at least 20 days prior to the date so fixed, and in case of all other actions, any such notice must be given at least 30 days prior to the action is taken. Failure to give such notice, or any defect therein, will not affect the legality or validity of any such action.

            (g) As used in this Section E.6, "Excluded Securities" means as follows:

(1) options to purchase or rights to subscribe for shares of Common Stock that the Corporation issues to any director, officer, or employee of, or consultant to, the Corporation or any subsidiary of the Corporation under any stock option plan of the Corporation approved by the board of directors;

(2) shares of Common Stock issued upon the conversion of other securities of the Corporation;

(3) shares of Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of Common Stock; and

(4) shares of Common Stock issued pursuant to a firm-commitment underwritten public offering under an effective registration statement.

      7. Voting Rights. Each holder of shares of Series A Preferred Stock is entitled to one vote for each share of Common Stock into which each share of Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to that vote, each holder has full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and is entitled to vote, together with holders of Common Stock and not as a separate class (except as required by law), with respect to any question upon which holders of Common Stock have the right to vote.

      8. Protective Rights. The Corporation shall not do any of the following without the approval (given by written consent in lieu of a meeting or by vote at a meeting for which notice has been given in the manner specified in the bylaws of the Corporation) of holders of shares representing a majority of the shares of Series A Preferred Stock then outstanding:

(1) amend, alter, or repeal any provision of the Corporation's certificate of incorporation or bylaws if that amendment, alteration, or repeal would affect the rights, powers, or preferences of holders of Series A Preferred Stock in their capacity as such;

(2) authorize or issue any equity or debt security on a parity with or having preference or priority over the Series A Preferred Stock as to liquidation preferences, dividend rights, voting rights, or otherwise;

(3) declare and pay, or set aside funds for the payment of, any dividend with respect to, or redeem, repurchase, or otherwise acquire for value (or pay into or set aside for a sinking fund for that purpose), any shares of capital stock, except for repurchase shares of Common Stock from employees or consultants of the Corporation at the original purchase price thereof pursuant to vesting agreements approved by the board of directors;

(4) authorize or issue any equity or debt security with a liquidation preference in excess of the amount paid for that security; and

(5) incur, or cause any Affiliate to incur, any indebtedness for borrowed money, or assume or guarantee, or cause any Affiliate to assume or guarantee, the indebtedness of any other Person, in excess of $5,000,000 in the aggregate.

      9. Board Representation. (a) Until such time as PHH Vehicle Management Services, LLC ("PHH VMS") and its Affiliates no longer own at least 500 shares of Series A Preferred Stock (as adjusted to give effect to stock dividends, stock splits, recapitalizations, and the like with respect to the Series A Preferred Stock), PHH VMS has the right to elect one director of the Corporation (herein referred to as the "Series A Director"). The Series A Director must be either the chief executive officer or chief operating officer of PHH VMS or an individual who is nominated by PHH VMS and consented to by the Corporation.

            (b) The Series A Director must be elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock, either at a meeting of stockholders at which directors are elected or at a special meeting of holders of shares of Series A Preferred Stock or by written consent without a meeting in accordance with the Corporation's bylaws and applicable law. The Series A Director will serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of the Series A Director must be elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock.

            (c) To the extent permitted by applicable law, the Series A Director may, during his term of office, only be removed, with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock, either at a special meeting of holders of shares of Series A Preferred Stock or by written consent without a meeting in accordance with the Corporation's bylaws and applicable law. Any vacancy created by removal of the Series A Director may also be filled at any such meeting or by any such consent in accordance with this Section E.9.

            (d) For as long as the Series A Preferred Stock is entitled to elect the Series A Director, the Series A Preferred Stock is entitled to have an employee of PHH VMS or any of its Affiliates participate as an observer at meetings of the Corporation's board of directors.

      10. Right of Participation. Each holder of one or more shares of Series A Preferred Stock is entitled to purchase that holder's Pro Rata Portion of any New Securities that the Corporation from time to time issues.

            (b) The "Pro Rata Portion" of any New Securities means, with respect to any holder of shares of Series A Preferred Stock, a proportion of those New Securities equal to the proportion of (1) the sum of (A) all of shares of Common Stock then outstanding, (B) all shares of Common Stock issuable upon conversion of all shares of Series A Preferred Stock then outstanding and any other securities of the Corporation then outstanding that are convertible into shares of Common Stock, and (C) all shares of Common Stock issuable upon exercise of any warrants or options then outstanding, that is represented by (2) all shares of Common Stock then issuable upon conversion of all shares of Series A Preferred Stock then outstanding held by that holder.

            (c) "New Securities" means (1) any shares of Common Stock or Preferred Stock, (2) any rights, options, or warrants to purchase shares of Common Stock or Preferred Stock, (3) any securities that are or may become convertible into or exchangeable for shares of Common Stock or Preferred, or (4) any rights, options, or warrants to purchase such convertible or exchangeable securities that, in each case, the Corporation issues after ________, 2002, but does not include Excluded Securities.

            (d) If the Corporation proposes to issue New Securities, it shall give each holder of shares of Series A Preferred Stock written notice of that issuance, describing the type of New Securities and the price and general terms upon which the Corporation proposes to issue them. If a holder of shares of Series A Preferred Stock wishes to purchase any New Securities, it must within 15 days of its receipt of any such notice provide the Corporation with a written notice stating that it wishes to purchase New Securities for the price and upon the terms specified in the notice and stating how many New Securities (not to exceed that holder's Pro Rata Portion) it wishes to purchase.

            (e) If any holder of shares of Series A Preferred Stock exercises its right under Section E.10(a), the closing of the purchase by that holder of the New Securities with respect to which it has exercised its right must take place within 30 days after the holder of shares of Series A Preferred Stock gives notice of its exercise. This period of time will be extended if necessary to permit the Corporation or that holder to comply with applicable law. Upon any exercise by any holder of shares of Series A Preferred Stock of its right under Section E.10(a), the Corporation and that holder shall use commercially reasonable efforts to consummate the purchase contemplated thereby and shall use all reasonable efforts to secure any approvals required in connection therewith.

            (f) If any holder of shares of Series A Preferred Stock fails to or elects not to exercise its right under Section E.10(a) within the 15-day period specified in Section E.10(d), the remaining holders of shares of Series A Preferred Stock that have elected to purchase their Pro

Rata Portions will be entitled to purchase any New Securities that remain unpurchased. Each such holder will have the right to purchase those New Securities in the proportion their respective Pro Rata Portions. All such purchases must be made within the period specified for closing specified in Section E.10(e). If after that period any New Securities remain unpurchased, the Corporation may within 90 days sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby will be closed, if at all, within 60 days from the date of that agreement) to sell those New Securities at the price and upon the terms specified in the notice delivered by the Corporation pursuant to Section E.10(d). If the Corporation has not sold the New Securities or entered into an agreement to sell the New Securities within that 90-day period (or sold and issued New Securities in accordance with the foregoing within 60 days of the date of any agreement to sell those New Securities), the Corporation may not thereafter issue or sell any New Securities without first offering those New Securities to the holders of shares of Series A Preferred Stock in the manner provided in this Article 3. Any offer by the Corporation of New Securities in addition to those specified in the notice described in Section E.10(d), whether on the same or different terms as are specified therein, must comply with the terms of this Section E.10.

      11. Information Rights. The Company shall promptly send to each holder of shares of Series A Preferred Stock annual audited financial statements and quarterly unaudited financial statements, annual budgets, any notice of shareholder meetings required by New York law, and such other information as a holders of a majority of outstanding shares of Series A Preferred Stock reasonably request.

      12. Definitions. As used in this Article Fourth Section E, the following terms have the following meanings:

      "Affiliate" means, with respect to any given Person, any other Person at the time directly or indirectly controlling, controlled by or under common control with that Person. For purposes of this definition, "control" means the possession, directly or indirectly, and solely or with others, of the power to direct or cause the direction of the management and policies of a Person through ownership of voting securities.

      "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

      FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:
First Priority Group c/o Lawrence Muenz, Esq., 51 E Bethpage Road, Plainview, NY 11803.

      SIXTH:  The duration of the Corporation is to be perpetual

      SEVENTH: The following provisions are inserted for the regulation and conduct of the affairs of the Corporation and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

            (a) Meetings of the shareholders or directors of the Corporation for all purposes may be held at its office or elsewhere within or without the State of New York, at such place or places as may from time to time be designated in the by-laws, or by unanimous resolution of the board of directors.

            (b) All corporate powers except those which by law expressly require the consent of the shareholders shall be exercised by the board of directors.

            (c) The board of directors shall have the power from time to time to fix and determine and vary the amount of the working capital of the Corporation, and to direct and determine the use and disposition of any surplus or net profits over and above its capital, and in its discretion, the board of directors may use and apply any such surplus or accumulated profits in purchasing or acquiring bonds or other obligations of the corporation or its own capital shares, to such extent and in such manner and upon such terms as the board of directors shall deem expedient, but any such capital shares so purchased or acquired may be resold unless such shares shall have been retired in the manner provided by law for the purpose of decreasing the Corporation's capital.

            (d) Any one or more or all of the directors may be removed with or without cause, at any time, by the vote of the shareholders holding a majority of the shares of the Corporation entitled to vote at any special meeting and thereupon the term of such director or directors who shall have been so removed shall forthwith terminate, and there shall be a vacancy or vacancies in the board of directors to be filled as provided in the by-laws.

            (e) Subject always to by-laws made by the shareholders, the board of directors may make by-laws and from time to time may alter, amend or repeal any by-laws, but any by-laws made by the board of directors may be altered or repealed by the shareholders.

            (f) Any one or more members of the board of directors of the Corporation or of any committee thereof may participate in a meeting of said board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

      EIGHTH: No holder of any of the shares of any class of the Corporation shall be entitled as a right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase or otherwise acquire shares of any class of the Corporation; any and all such shares, bonds, securities, or obligations of the Corporation, which are new or are hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the board of directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the board of directors in its discretion may determine without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of matters, proceedings, or transaction specified in paragraphs (1) to (6) inclusive, of paragraph (a) of
Section 622 of the New York Business Corporation Law.

      NINTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the New York Business Corporation Law upon the Corporation, upon its shareholders, bondholders and security holders, and upon its directors, officers and other corporate personnel including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed rights of said persons in indemnification as the same are conferred by the New York Business Corporation Law.

      TENTH: The affirmative vote of a majority of all outstanding shares entitled to vote thereon is required to approve (1) a plan of merger or consolidation involving the Corporation, (2) a sale, lease, exchange or other disposition of all or substantially all of the Corporation's assets not in the ordinary course of business, and (3) a binding share exchange involving the Corporation.


      The undersigned is executing this certificate on __________, 2002.


                                    -----------------------
                                    Barry Siegel
                                    Chairman and CEO

                                                                       Exhibit B

                           FIRST PRIORITY GROUP, INC.

               UNANIMOUS WRITTEN CONSENT IN LIEU OF MEETING OF
                             THE BOARD OF DIRECTORS

                                  June 13, 2000

            The undersigned, being all of the members of the Board of Directors of First Priority Group, Inc., a New York corporation (the "Company"), do hereby consent, pursuant to Section 708 of the Business Company Law of the State of New York, to the adoption of the following resolutions taking or authorizing the actions specified therein:

            RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

            o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

            o Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

            o Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy;

            RESOLVED, that the Audit Committee shall have the following specific powers and duties:

            1. Holding such regular meetings as may be necessary and such special meetings as may be called by any member of the Audit Committee or at the request of the independent accountants;

            2. Creating an agenda for the ensuing year;

            3. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

            4. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the

Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

            5. Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

            6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

            7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

            8. Reviewing the adequacy of the Company's systems of internal control;

            9. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

            10. Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants;

            11. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

            12. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Code of Conduct and the results of confirmations and violations of such Code;

            13. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

            14. Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

            15. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

            16. Maintaining minutes or other records of meetings and activities of the Audit Committee;

            17. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

            18. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

            19. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

Signed:   /s/ Barry Siegel           Dated: May 30, 2000
         ----------------------
         Barry Siegel

Signed:  /s/ Barry J. Spiegel        Dated: May 30, 2000
        -----------------------
        Barry J. Spiegel

Signed: /s/ Kenneth J. Friedman      Dated: May 30, 2000
        -----------------------
        Kenneth J. Friedman

Signed: /s/ R. Frank Mena            Dated: May 30, 2000
        -----------------------
        R. Frank Mena